Exhibit 4.3

CSX TRANSPORTATION, INC., as Issuer

CSX CORPORATION, as Guarantor

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

Trustee

_________________

SECOND SUPPLEMENTAL
INDENTURE

Dated as of October 24, 2008
_________________

8.375% Secured Equipment Notes due 2014

SECOND SUPPLEMENTAL INDENTURE dated as of October 24, 2008 among CSX Transportation, Inc., a Virginia corporation (the “Company”), CSX Corporation, a Virginia corporation (the “Guarantor”), and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association, Trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee a certain indenture, dated as of December 13, 2007 (such indenture being herein referred to as the “Base Indenture”; the Base Indenture, as supplemented hereby, is herein called the “Indenture”), pursuant to which one or more series of debentures, notes or other evidences of indebtedness of the Company (herein called the “Securities”), may be issued from time to time;

WHEREAS, Sections 901(4), 901(10) and 901(11) of the Base Indenture provide that the Company, when authorized by a Board Resolution, the Guarantor and the Trustee may at any time and from time to time enter into one or more indentures supplemental to the Base Indenture for the purpose, among other things, of (i) establishing the form or terms of Securities of any series and any related coupons as permitted by Sections 201 and 301 of the Base Indenture, (ii) securing the Securities and (iii) issuing a Guarantee with respect to the Securities of any series;

WHEREAS, the Company desires to issue and has duly authorized the execution and delivery of this second supplemental indenture (the “Second Supplemental Indenture”) to provide for the issuance of a series of securities to be designated the 8.375% Secured Equipment Notes due 2014 (the “Equipment Notes”), to be guaranteed as to the payment of principal, premium and interest by the Guarantor;

WHEREAS, the Guarantor has duly authorized the execution and delivery of this Second Supplemental Indenture as guarantor of the Equipment Notes, and Guarantor has done all things necessary to make the Guarantee, when the Securities are executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of Guarantor as hereinafter provided;

WHEREAS, the Company and the Guarantor, pursuant to the foregoing authority, propose in and by this Second Supplemental Indenture to amend and supplement the Base Indenture to, among other things, provide for (i) the issuance by the Company of the Equipment Notes, (ii) the guarantee by the Guarantor of the Company’s obligations in respect of the Equipment Notes and under the Indenture, and (iii) the assignment, mortgage and pledge by the Company to the Trustee, as part of the Indenture Estate hereunder, among other things, of, and the grant of a security interest in, all of the Company’s right, title and interest in and to the Items of Equipment, in accordance with the terms hereof, in trust, as security for, among other things, the Company’s obligations to the Holders of the Equipment Notes for the equal and ratable benefit of such Holders;

WHEREAS, the Company and the Guarantor propose to make the terms, provisions and conditions of this Second Supplemental Indenture applicable to the issuance of the Equipment Notes; and

WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement of the Company, the Guarantor and the Trustee and a valid amendment of and supplement to the Base Indenture have been done.

GRANTING CLAUSE

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH that, to secure the prompt payment of the principal of and interest and premium, if any, on and all other amounts due with respect to, the Equipment Notes from time to time outstanding hereunder and the performance and observance by the Company of all the agreements, covenants and provisions herein and in the Equipment Notes all for the benefit of the Holders of the Equipment Notes, and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, the Company does hereby sell, assign, transfer, convey, mortgage, pledge and confirm unto the Trustee, its successors and assigns, for the security and benefit of the Holders of the Equipment Notes from time to time, a first priority security interest in and mortgage lien on all right, title and interest of the Company in and to the following described property, rights, interests and privileges (which collectively, including all property hereafter specifically subjected to the Lien of this Indenture by any instrument supplemental hereto, being herein called the “Indenture Estate”), to wit:

a.           all Items of Equipment including, without limitation, all additions, alterations or modifications thereto or replacements of any part thereof, whenever made or performed or acquired and all other items of tangible personal property of any kind acquired by the Company in connection with the acquisition of the Items of Equipment, in each case whether acquired at the time of acquisition of the Items of Equipment or thereafter acquired pursuant to this Indenture or otherwise;

b.           all monies and securities now or hereafter paid or deposited or required to be paid or deposited with the Trustee pursuant to any provision of this Indenture, or required to be held by the Trustee hereunder or thereunder; and

c.           all right, title and interest of the Company in and to all proceeds, rents, issues, profits, products, revenues and other income, from and on account of the property, rights and privileges subjected or required to be subjected to the Lien of this Indenture.

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Trustee, its successors and assigns, in trust for the benefit and security of the Holders of the Equipment Notes from time to time, without any priority of any one Equipment Note over any other Equipment Note, and for the uses and purposes, and subject to the terms and provisions, set forth in this Second Supplemental Indenture.

UPON CONDITION that, unless and until an Event of Default shall have occurred and be continuing, the Company shall be permitted, to the exclusion of the Trustee and all other persons, to possess and use the Indenture Estate and exercise all rights with respect thereto.

It is expressly agreed that anything herein contained to the contrary notwithstanding, the Company shall remain liable under each of the Operative Documents to which it is a party to perform all of the obligations, if any, assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Trustee and the Holders shall have no obligation or liability under any of the Operative Documents to which the Company is a party by reason of or arising out of this assignment, nor shall the Trustee or the Holders of Equipment Notes be required or obligated in any manner to perform or fulfill any obligations of the Company under or pursuant to any of the Operative Documents to which the Company is a party or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

The Company does hereby constitute the Trustee the true and lawful attorney of the Company, irrevocably, with full power (in the name of the Company or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all money and claims for money due and to become due to the Company which are part of the Indenture Estate, to endorse any checks or other instruments or orders in connection therewith and to file any notices or claims or take any action or institute any proceedings which the Trustee may deem to be necessary or advisable in the premises to enable the Trustee to fulfill its duties under the Indenture.

The Company agrees that at any time and from time to time, the Company will promptly and duly execute, deliver and file or cause to be executed, delivered and filed any and all such further instruments and documents as may be necessary or as the Trustee may reasonably request in order to obtain the full benefits of this assignment and of the rights and powers herein granted.

The Company does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as the assignment hereunder shall remain in effect, any of its right, title or interest hereby assigned to anyone other than the Trustee and that it will not, except as provided in or permitted by this Indenture, accept any payment constituting part of the Indenture Estate or enter into an agreement amending or supplementing any of the Operative Documents, execute any waiver or modification of, or consent under the terms of any of the Operative Documents, settle or compromise any claim arising under any of the Operative Documents, or submit or consent to the submission of any dispute, difference or other matter arising under or in respect of any of the Operative Documents to arbitration thereunder.

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Equipment Notes by the Holders thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

ARTICLE ONE

RELATION TO INDENTURE; DEFINITIONS

Section 1.1 Definitions.  For all purposes of this Second Supplemental Indenture:

(a)    Capitalized terms used herein without definition shall have the meanings specified in the Base Indenture, unless otherwise defined in this Second Supplemental Indenture, in which case definitions set forth in this Second Supplemental Indenture shall govern; and

(b)    The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Second Supplemental Indenture.

(c)    All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Second Supplemental Indenture; and

(d) All other terms used in this Second Supplemental Indenture, which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Second Supplemental Indenture.

“Affected Item of Equipment” shall have the meaning specified in Section 4.1(a) hereof.

“Applicable Laws” shall mean all applicable laws (foreign or domestic), treaties, judgments, decrees, injunctions, writs and orders of any court, governmental agency or authority and rules, regulations, orders, directives, licenses and permits of (i) any Federal, state or local governmental body, instrumentality, agency or authority, including all rules and regulations of the United States Department of Transportation, the Federal Railroad Administration (including the Federal Railroad Administration Railroad Freight Car Safety Standards) and the STB and (ii) the Association of American Railroads (including the then applicable Interchange Rules and Supplements thereto of the Mechanical Division, Association of American Railroads).

“Applicable Percentage” shall have the meaning specified in Section 4.1(a) hereof.

“Bankruptcy Code” shall mean the United States Bankruptcy Reform Act of 1978, as amended from time to time, 11 U.S.C. § 101 et seq.

“Bill of Sale” shall mean, with respect to any Item of Equipment, a full warranty bill of sale executed by the manufacturer thereof in favor of the Company for such Item of Equipment, or by the manufacturer thereof in favor of the first owner of such Item of Equipment who shall thereafter have executed such a Bill of Sale in favor of the Company.

“Casualty Occurrence” shall mean any occurrence specified in Section 5.2 to be a Casualty Occurrence.

“Closing Date” shall mean October 24, 2008.

“Depositary” shall have the meaning specified in Section 3.8 hereof.

“Equipment” shall mean collectively railroad equipment described in Schedule A hereto and in any supplement hereto as applicable, together with any and all accessions, additions, improvements and replacements from time to time incorporated or installed in any item thereof which are subject to the Lien of the Indenture.

“Equipment Group” shall mean, (a) with respect to each Item of Equipment, the “Group” to which such Item of Equipment belongs as specified in Schedule A to this Second Supplemental Indenture, and (b) with respect to any Item of Equipment subjected to the Lien of the Indenture pursuant to Section 5.2 or 5.4 hereof in substitution for an Item of Equipment that shall have suffered a Casualty Occurrence or shall have become worn out or unsuitable for use, the Equipment Group of the Item of Equipment for which substitution shall then be made.

“Equipment Group Redemption Amount” shall have the meaning specified in Section 4.1(a) hereof.

“Equipment Notes” shall have the meaning specified in the Recitals hereof.

“Federal Funds” shall mean unsecured loans of reserve balances at Federal Reserve Banks that depository institutions make to one another on an overnight basis.

“Global Note” shall have the meaning specified in Section 3.8 hereof.

“Guarantee” means the guarantee of the Equipment Notes by Guarantor pursuant to Article Nine hereof.

“Guarantor” has the meaning specified in the first paragraph of this Second Supplemental Indenture and includes any successor to Guarantor.

“Indenture Estate” shall have the meaning specified in the Granting Clause of this Second Supplemental Indenture.

“Item of Equipment” shall mean each unit of Equipment then subject to the Lien of the Indenture.

“Maturity Date” shall have the meaning specified in Section 3.4 hereof.

“Memorandum of Supplemental Indenture” shall mean a Memorandum of Supplemental Indenture substantially in the form attached as Exhibit B hereto.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor thereto.

“Operative Documents” shall mean each of the Indenture and each Bill of Sale.

“Released Item of Equipment” shall have the meaning specified in Section 4.1(b) hereof.

“Replacement Funds” shall mean any moneys specified in Section 5.4 hereof to be Replacement Funds.

“Replacement Unit” shall have the meaning specified in Section 5.2(b) hereof.

“Securities” shall have the meaning specified in the Recitals hereof.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of the McGraw Hill Companies Inc., or any successor thereto.

“Specified Investments” shall mean (a) direct obligations of the United States of America and agencies thereof for which the full faith and credit of the United States is pledged, (b) obligations fully guaranteed by the United States of America, (c) certificates of deposit issued by, or bankers’ acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the States thereof having combined capital and surplus and retained earnings of at least five hundred million dollars ($500,000,000) (including the Trustee if such conditions are met), (d) commercial paper of companies (which may include the Company or the Guarantor), banks, trust companies or national banking associations incorporated or doing business under the laws of the United States of America or one of the States thereof and in each case having a rating assigned to such commercial paper by S&P or Moody’s or, if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States of America) equal to the highest rating assigned by such organization, (e) purchase agreements with any financial institution having a combined capital and surplus of at least seven hundred fifty million dollars ($750,000,000) fully collateralized by obligations of the type described in clauses (a) through (d) above and (f) money market funds having a rating in the highest investment category granted thereto by a recognized credit rating agency at the time of acquisition, including any fund for which the Trustee or an Affiliate of the Trustee serves as an investment advisor, administrator, shareholder servicing agent, custodian or subcustodian, notwithstanding that (i) the Trustee or an Affiliate of the Trustee charges and collects fees and expenses from such funds for services rendered (provided that such charges, fees and expenses are on terms consistent with terms negotiated at arm’s length) and (ii) the Trustee charges and collects fees and expenses for services rendered pursuant to the Indenture; provided that if all of the above investments are unavailable, the entire amount to be invested may be used to purchase Federal Funds from an entity described in (c) above; and provided further that no investment shall be eligible as a “Specified Investment” unless the final maturity or date of return of such investment is 91 days or less from the date of purchase thereof.

“STB” shall mean the Surface Transportation Board of the United States Department of Transportation and any agency or instrumentality of the United States government succeeding to its functions.

ARTICLE TWO

SCOPES OF APPLICABILITY

Section 2.1 Applicability of This Second Supplemental Indenture.  Except as otherwise provided herein, the provisions of this Second Supplemental Indenture shall be applicable, and the Base Indenture is hereby amended and supplemented as specified herein, solely with respect to the Equipment Notes and not with respect to any other series of Securities to be issued under the Base Indenture, unless such series of Securities is being issued after the date hereof and reference the applicability of this Second Supplemental Indenture in the Officers’ Certificate pursuant to Section 301 of the Base Indenture which establishes the terms of such series.

Section 2.2 Applicability of Base Indenture.  Except as otherwise provided herein, the Equipment Notes shall be subject to the provisions of the Base Indenture.

Section 2.3 Second Supplemental Indenture Shall Govern.  In the event of a conflict between any provisions of the Base Indenture and this Second Supplemental Indenture, the relevant provision or provisions of this Second Supplemental Indenture shall govern.

ARTICLE THREE

GENERAL TERMS AND CONDITIONS OF THE NOTES

There is hereby established a series of Securities pursuant to the Indenture with the following terms:

Section 3.1 Title of the Securities.  The series of Securities shall be designated the 8.375% Secured Equipment Notes due 2014.

Section 3.2 Form of Equipment Notes.  The Equipment Notes and Trustee’s certificate of authentication to be borne by such Equipment Notes shall be substantially in the form set forth in Exhibit A hereto.

Section 3.3 Aggregate Principal Amount.  The Equipment Notes will be initially issued in an aggregate principal amount of $350,538,000, payable in installments as set forth in the form of Equipment Notes attached hereto as Exhibit A.

Section 3.4 Maturity Date.  The date on which the Equipment Notes shall mature is October 15, 2014 (the “Maturity Date”).

Section 3.5 Interest.  The Equipment Notes will bear interest from the Closing Date, or from the most recent interest payment date to which interest has been paid or duly provided for, at a rate of 8.375% per annum, payable semi-annually on April 15 and October 15 of each year, commencing April 15, 2009.  The Regular Record Date for interest payable on any Equipment Note is the close of business on the April 1 or October 1 immediately preceding the applicable Interest Payment Date, whether or not that day is a Business Day. The Company will compute interest on the basis of a 360-day year consisting of twelve 30-day months.

Section 3.6 Application of Payments to Principal Amount and Interest.  Except after the occurrence and during the continuance of an Event of Default, in the case of each Equipment Note, each payment of principal thereof and premium, if any, and interest thereon shall be applied, first, to the payment of accrued but unpaid interest on such Equipment Note then due thereunder (as well as any interest on any overdue principal amount) and (to the extent permitted by law) any overdue premium, if any, any overdue interest and any other overdue amounts thereunder to the date of such payment, second, to the payment of any premium then due thereon, and third, to the payment of the principal amount of such Equipment Note then due thereunder.

Section 3.7 Issuance Price.  The purchase price to be paid to the Company for the sale of the Equipment Notes pursuant to the terms of the Underwriting Agreement, dated October 21, 2008, among the Company, the Guarantor and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc., as Representatives of the several Underwriters named in Schedule II thereto, shall be 99.40% of the principal amount of the Equipment Notes.

Section 3.8 Global Notes.  The Equipment Notes will be represented by one or more Registered Securities in permanent global form without Coupons (the “Global Note”).  Each beneficial interest in a Global Note is referred to as a book-entry Equipment Note.  Each Global Note representing book-entry Equipment Notes will be deposited with the Trustee, as custodian for, and registered in the name of, a nominee of The Depository Trust Company, as depositary, located in the Borough of Manhattan, The City of New York (the “Depositary”).  A Holder may register the transfer of, or exchange, the Global Note in accordance with the Indenture and the Equipment Notes.

Section 3.9 Authorized Denominations.  The Equipment Notes shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 3.10 Release of Property.  With respect to each Item of Equipment, this Indenture shall terminate without further action and this Indenture shall be of no further force or effect upon the earliest to occur of (i) the release of such Item of Equipment from the Lien of this Indenture by the Trustee pursuant to Section 4.1(a), 4.1(b), 5.2(b) or 5.4, (ii) the payment in full of the principal amount of, interest and any premium on, all Equipment Notes outstanding hereunder and all other sums payable to the Trustee and the Holders of the Equipment Notes hereunder and under such Equipment Notes, and (iii) the date on which all conditions to the defeasance of the Equipment Notes under Section 402 of the Base Indenture are satisfied.  The Trustee shall, upon the written request and at the expense of the Company, execute and deliver to the Person(s) specified by the Company, a release (in due form for recording) substantially in the form set forth in Exhibit C hereof furnished by the Company or such Person(s) to the Trustee, releasing the appropriate Items of Equipment from the Lien of this Indenture.

Section 3.11 Defeasance and Covenant Defeasance.

(a)    Defeasance.

(1)    Pursuant to Section 301 of the Base Indenture, the Equipment Notes shall be subject to defeasance pursuant to Section 402(2) of the Base Indenture subject to Section 3.11(a)(2) hereof.

(2)    In addition to the conditions to be satisfied prior to effecting a defeasance pursuant to Section 402(2) of the Base Indenture that are set forth in Section 402(4) of the Base Indenture, the Company shall not effect a defeasance of the Equipment Notes unless the Company first delivers to the Trustee a letter from each of Moody’s and S&P stating that immediately after giving effect to such defeasance its ratings of the Equipment Notes will not be withdrawn, suspended or reduced from the ratings in effect immediately before such defeasance.

(b)    Covenant Defeasance.  Pursuant to Section 301 of the Base Indenture and for the avoidance of doubt, the Equipment Notes shall not be subject to covenant defeasance pursuant to Section 402(3) of the Base Indenture.

ARTICLE FOUR

REDEMPTION

Section 4.1 Equipment Notes Subject to Redemption.  The Equipment Notes shall, in the manner specified and subject to the provisions set forth in this Article Four, be redeemable as follows:

(a)    Redemption upon Casualty Occurrence or Obsolescence.  Each Equipment Note shall be redeemed in part following (i) a Casualty Occurrence with respect to an Item of Equipment if such Item of Equipment is not replaced pursuant to Section 5.2(b) hereof or (ii) the occurrence of an event described in the first paragraph of Section 5.4 hereof with respect to an Item of Equipment upon a Company Request if such Item of Equipment is not replaced pursuant to Section 5.4 hereof (each Item of Equipment described in clause (i) or (ii), an “Affected Item of Equipment”), on the date payment in cash is required pursuant to Section 5.2 or Section 5.4 hereof, at a redemption price equal to the sum of (1) as to principal thereof, an amount equal to the sum of the Equipment Group Redemption Amounts for all Equipment Groups to which the Affected Items of Equipment belong, and (2) as to interest, the interest accrued and unpaid in respect of the principal amount to be redeemed pursuant to clause (1) above on the date of such redemption. Any redemption resulting from a Casualty Occurrence shall not require the payment of any premium.  Any redemption resulting from the occurrence of an event described in the first paragraph of Section 5.4 hereof shall require the payment of premium, if any, in the amount specified in Section 4.2 hereof.

“Equipment Group Redemption Amount” means, for any Equipment Group, the product derived by multiplying (x) the Applicable Percentage (as defined below) for such Equipment Group by (y) the sum of the portions of the remaining scheduled installments of principal attributable to the Equipment Group (the portions of the scheduled principal installments attributable to each Equipment Group as of the Closing Date are set forth in Schedule B hereto).

“Applicable Percentage” means, for any Equipment Group in the case of any partial redemption of the Equipment Notes, the quotient derived by dividing (x) the number of Affected Items of Equipment, in the case of partial redemption pursuant to Section 4.1(a), or Released Items of Equipment, in the case of partial redemption pursuant to Section 4.1(b), belonging to such Equipment Group by (y) the total number of Items of Equipment belonging to such Equipment Group on the Closing Date.

The scheduled installment of principal on the Equipment Notes (which as of the Closing Date are set forth in Schedule A to the Equipment Note, as such Schedule A may be replaced from time to time pursuant to the immediately following paragraph) on each payment date occurring after a redemption pursuant to this Section 4.1 shall be reduced by the sum for all Equipment Groups to which an Affected Item of Equipment belongs of the products of (w) the Applicable Percentage for each such Equipment Group multiplied by (x) the portion of such scheduled installment of principal for such payment date attributable to such Equipment Group (which as of the Closing Date is set forth in Schedule B hereto).

In the event of any redemption of Equipment Notes pursuant to this Section 4.1(a) or Section 4.1(b) below, the Company shall provide the Trustee with an Officers’ Certificate calculating (i) the Applicable Percentage for each affected Equipment Group, (ii) the Equipment Group Redemption Amount for each affected Equipment Group, (iii) the total principal amount of Equipment Notes to be redeemed and (iv) the amounts of the scheduled principal installments to be reduced (and the payment dates affected) as a result of the redemption and attaching a revised schedule of remaining principal installments and pool factors, which revised Schedule shall replace Schedule A to the Equipment Note as then in effect, and the Trustee will be entitled to rely on such Officers’ Certificate.

Upon the redemption of any Equipment Notes pursuant to this Section 4.1(a) as the result of a Casualty Occurrence, the Trustee shall, in accordance with Section 3.10, release from the Lien of the Indenture the Affected Items of Equipment in respect of which such Casualty Occurrence has occurred and specified by the Company in the Officers’ Certificate delivered pursuant to the first sentence of Section 5.2(b), and the Trustee shall execute and deliver all documents reasonably requested by the Company to effect and evidence such release.

(b)    Optional Redemption.  Equipment Notes may be redeemed in whole or in part upon a Company Request at any time on a date selected by the Company at a redemption price equal to the unpaid principal amount thereof together with accrued and unpaid interest thereon to the date of such redemption, plus premium in the amount specified in Section 4.2 hereof, if any, applicable in respect of the principal amount to be redeemed.

If the Equipment Notes are redeemed in part pursuant to this Section 4.1(b), the Company shall specify in a Company Order the Items of Equipment to be released from the Lien of the Indenture upon consummation of such redemption (each such Item of Equipment, a “Released Item of Equipment”) and the principal amount of the Equipment Notes to be redeemed shall be the aggregate Equipment Group Redemption Amount for the Equipment Groups to which such Released Items of Equipment belong.  The scheduled installment of principal on the Equipment Notes shall be reduced as set forth above in Section 4.1(a) as if the Released Items of Equipment had suffered a Casualty Occurrence.

Upon the redemption of any Equipment Notes pursuant to this Section 4.1(b), the Trustee shall, in accordance with Section 3.10, release from the Lien of the Indenture the Released Items of Equipment specified by the Company in the Company Order delivered pursuant to the preceding paragraph, and the Trustee shall execute and deliver all documents reasonably requested by the Company to effect and evidence such release.

Section 4.2 Premium.  To the extent premium is payable with respect to the principal amount of any Equipment Notes to be redeemed pursuant to Section 4.1 hereof, such premium shall be equal to the amount that an independent investment banking institution of national standing appointed by the Company determines as of the third Business Day prior to the date for such redemption to equal the excess, if any, of (i) the sum of the present values of all the remaining scheduled payments of principal to be reduced in connection with such redemption and interest that would be payable on such principal to be reduced from (but not including) such date for redemption to the applicable payment date discounted semiannually on each April 15 and October 15, at a rate equal to the “Treasury Rate” (as defined below) plus 50 basis points, based on a 360-day year of twelve 30-day months, over (ii) the aggregate unpaid principal amount of such Equipment Notes to be redeemed plus any accrued but unpaid interest thereon.  The aggregate unpaid principal amount of such Equipment Notes and accrued but unpaid interest for the purposes of this clause shall be determined after deducting the installments of principal and interest, if any, due on such date for redemption.  The premium may in no event be less than zero.  The Company shall deliver an Officers’ Certificate to the Trustee stating the premium payable on $1,000 in aggregate principal amount of Equipment Notes.

“Treasury Rate” means, with respect to redemption of an Equipment Note, a per annum rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the “Average Life Date” (as defined below) of such Equipment Note, as determined by interpolation, if necessary, between the most recent weekly average yields to maturity for two series of United States Treasury securities, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published as of 10:00 A.M. (New York City time) on the second Business Day preceding the scheduled date for redemption on the display designated as “Page PX-l” on the Bloomberg Financial Markets (or such other display as may replace Page PX-l on the Bloomberg Financial Markets) for actively traded U.S. Treasury Securities or if such yields are not reported as of such time or are not ascertainable, as published in the most recent H.15(519). H.15(519) means “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System.  The most recent H.15(519) means the latest H.15(519) which is published prior to the close of business on the third Business Day preceding the scheduled date for redemption.

“Average Life Date” means, with respect to any Equipment Note subject to a redemption, the date that follows the date for redemption by a period equal to the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each remaining principal payment on such Equipment Note to be redeemed in connection with any such redemption by (ii) the number of days from and including the date for redemption to but excluding the scheduled payment date of such principal payment by (b) the unpaid principal amount of such Equipment Note to be redeemed.

Section 4.3 Notice of Redemption.  For purposes of this Second Supplemental Indenture:

(a)    The following provision shall apply with respect to the Equipment Notes in lieu of the first paragraph of text appearing in Section 1102 of the Base Indenture:

The election of the Company to redeem any Equipment Notes shall be evidenced by or pursuant to a Board Resolution.  In case of any redemption of the Company of Equipment Notes, the Company shall, not less than 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Equipment Notes to be redeemed.

(b)    The number “20” appearing in the first sentence of Section 1104 of the Base Indenture shall be deleted and replaced with “30”.

ARTICLE FIVE

ADDITIONAL COVENANTS

In addition to the covenants set forth in Article Seven of the Base Indenture, the following covenants shall be applicable with respect to the Equipment Notes:

Section 5.1 Marking of Equipment; Permissible Markings.  With respect to each Item of Equipment subject to the Lien of this Indenture on the Closing Date, the Company has caused and, on or prior to the date on which a supplement to this Second Supplemental Indenture is executed and delivered in respect of a Replacement Unit pursuant to Section 5.2 or 5.4, the Company shall cause each Item of Equipment to be numbered with the reporting mark, if any, and identification number listed in Schedule A hereto.  The Company shall not change the identification number of any Item of Equipment unless and until (i) a statement of new number or numbers to be substituted therefor shall have been filed with the Trustee and duly filed, recorded or deposited, as the case may be, by the Company in all public offices where this Indenture shall have been filed, recorded or deposited and (ii) the Company shall have furnished the Trustee with an Opinion of Counsel to the effect that such statement has been so filed, recorded or deposited, and that no other filing, recordation, deposit or giving of notice with or to any Federal, District of Columbia, state, provincial or local government or agency thereof is necessary to protect the rights of the Trustee in such Item of Equipment.

Each Item of Equipment may be lettered with the name, initials or insignia of the Company, or of any Affiliate or any lessee of the Company which is permitted to use such Item of Equipment as herein provided, or may be lettered in some other appropriate manner, for convenience of identification of the interest of the Company, or such Affiliate or lessee therein.  Except as aforesaid, the Company shall not allow the name of any Person to be placed on any Item of Equipment as a designation if the right, title and interest of the Trustee therein would thereby be impaired or invalidated.

Section 5.2 Maintenance of Equipment; Casualty Occurrences.

(a)    Maintenance of Equipment.  The Company shall maintain each Item of Equipment (i) in good repair and operating condition, ordinary wear and tear excepted, (ii) in a manner consistent with maintenance practices used by the Company in respect of other equipment owned or leased by the Company similar in type to such Item of Equipment, (iii) in compliance, in all material respects, with all Applicable Laws and (iv) in compliance with any maintenance requirements, if any, contained in policies of insurance maintained by the Company pursuant to Section 5.5; provided, however, that the Company may, in good faith and by appropriate proceedings diligently conducted, contest the validity or application of any such Applicable Laws in any reasonable manner which does not materially adversely affect the rights or interest of the Trustee or the Holders of the Equipment Notes in the Equipment, the Indenture Estate or under this Second Supplemental Indenture, create any material risk of the sale, forfeiture or loss of any Item of Equipment or otherwise expose the Trustee to criminal sanctions or material civil penalty. The Company shall maintain or cause to be maintained all records, logs and other documents required by Applicable Laws to be maintained with respect to each Item of Equipment, and will maintain such records and logs on a non-discriminatory basis and in accordance with the Company’s normal record-keeping procedures.  The Company will not discriminate against any Item of Equipment (as compared to other similar equipment owned or leased by the Company) with respect to its use, operation or maintenance.

(b)    Casualty Occurrences.  Whenever any Item of Equipment shall be lost, stolen, destroyed, irreparably damaged, or otherwise rendered permanently unfit for use by the Company from any cause whatsoever in the good faith opinion of a responsible officer of the Company (such occurrences being herein called “Casualty Occurrences”), the Company shall promptly, upon being advised of such Casualty Occurrence, deliver to the Trustee an Officers’ Certificate describing such Equipment and, shall on or prior to the Interest Payment Date next succeeding the delivery of such Officers’ Certificate (or, if the next Interest Payment Date shall be less than 60 days from such delivery, on the second succeeding Interest Payment Date) either (i)  deposit with the Trustee an amount in cash equal to the amount required to redeem that portion of the Equipment Notes that are to be redeemed on account of such Casualty Occurrence on such Interest Payment Date pursuant to Section 4.1(a) hereof, but only after such amount theretofore undeposited shall exceed $1,000,000 in the aggregate (until which time the Company shall not be obligated to redeem the Equipment Notes pursuant to this Section 4.1(b)) or in such event, (ii) subject to the Lien of the Indenture, as replacement for such unit, title to a replacement unit of similar type and capable of performing comparable function as the replaced unit (a “Replacement Unit”) free and clear of all Liens other than permitted Liens under the Indenture and having a fair market value, utility and remaining useful life at least equal to, and being in as good operating condition as, such replaced unit, assuming such replaced unit was in the condition and repair required by the terms hereof immediately prior to such Casualty Occurrence.  Prior to or at the time of and as a condition to such replacement, the Company will, at its own expense,

(A)    duly execute a supplement to this Second Supplemental Indenture which shall subject such Replacement Unit to this Second Supplemental Indenture and the Lien of the Indenture and cause such supplement to be delivered to the Trustee for execution and, upon such execution, cause such supplement or appropriate evidence thereof (including, if required, a Memorandum of Supplemental Indenture) to be filed, recorded or deposited in every public office where this Second Supplemental Indenture (or appropriate evidence thereof, which may include a Memorandum of Supplemental Indenture) covering the replaced unit shall have been filed, recorded or deposited;

(B)    furnish to the Trustee an Officers’ Certificate certifying that the Replacement Unit is free and clear of all Liens other than permitted Liens under the Indenture;

(C)    furnish to the Trustee an Opinion or Opinions of Counsel to the effect that (x) the Replacement Unit is subject to the Lien of the Indenture, (y) all filings, recordings and other action necessary to perfect the Trustee’s security interests in the United States of America and Canada in the Replacement Unit have been accomplished and (z) the protection of Section 1168 of the Bankruptcy Code (or any successor provision then in effect) shall be applicable to such Replacement Unit;

(D)    furnish to the Trustee a certificate of a qualified engineer (who may be the chief mechanical officer employed by the Company) certifying that the Replacement Unit has a fair market value, utility and remaining economic useful life at least equal to the Item of Equipment replaced thereby (assuming that such replaced unit was maintained in the condition required by the terms of this Second Supplemental Indenture) and setting forth a reasonable basis for such conclusion in reasonable detail; and

(E)    pay all of the Trustee’s reasonable costs and expenses (including reasonable attorney’s fees) incurred in connection with such substitution.

Upon full compliance by the Company with the terms of this Section 5.2(b), the Trustee shall, in accordance with Section 3.10 hereof, release such replaced Items of Equipment from the Lien of the Indenture, and the Trustee shall execute and deliver all documents reasonably requested by the Company to effect and evidence such release.  For all purposes hereof, each such Replacement Unit shall, after such conveyance, be deemed an Item of Equipment belonging to the same Equipment Group as the unit it replaced.

The rights and remedies of the Trustee to enforce or to recover any payment of principal, premium or interest on the Equipment Notes shall not be affected by reason of any Casualty Occurrence.  Cash paid to the Trustee pursuant to this Section 5.2 shall be held and applied as provided in Section 5.4 hereof.  Promptly after being advised of a Casualty Occurrence, the Company shall furnish to the Trustee an Officers’ Certificate stating the amount, description and numbers of all the Equipment that have suffered a Casualty Occurrence.  Upon written request, the Company will provide such other information as to the condition and state of repair of the Equipment as the Trustee may reasonably request.  The Trustee, by its agents, shall have the right once in each calendar year, but shall be under no duty, to inspect, at the Company’s expense, each Item of Equipment, and the Company shall in that event to furnish to the Trustee all reasonable facilities for the making of such inspection.  In exercising such right of inspection, the Trustee and its authorized representatives shall not unreasonably interfere with the Company’s normal business operations, shall abide by all the Company’s rules and regulations regarding safety and operation and shall not unreasonably interfere with any repairs or maintenance or the use and operation of the Equipment.

Section 5.3 Possession of Equipment; Assignments.  The Company, so long as no Event of Default shall have occurred and be continuing hereunder, shall be entitled to the possession, use and operation of the Equipment in any lawful trade or commerce in the United States, Canada and Mexico and the use thereof upon the lines of railroad owned or operated by the Company (either alone or jointly with another) or by any Affiliate, or upon lines over which the Company or any Affiliate shall have trackage or other operating rights, and the Company shall also be entitled to permit the use of the Equipment upon connecting and other railroads in the usual interchange of traffic and upon connecting railroads and other railroads over which through service may from time to time be afforded, but only upon and subject to all the terms and conditions of the Indenture.

The Company shall not, without first obtaining the written consent of the Trustee, assign or transfer its rights hereunder or transfer any Item of Equipment or any part thereof except to an Affiliate (and then only subject to the Indenture and without releasing the Company from its obligations hereunder), and the Company shall not, without such written consent, except as provided in this Section 5.3, part with the possession of, or suffer or allow to pass out of its possession or control, any Item of Equipment; provided, however, that the Company, so long as no Event of Default shall have occurred and be continuing under the terms of the Indenture, shall be entitled to lease the Equipment or any part thereof without the prior written consent of the Trustee to or permit its use by a solvent, non-bankrupt user organized under the Federal laws of, or the laws of any state of, the United States or the District of Columbia, organized under the federal laws of, or the laws of any province of, Canada or organized under the federal laws of, or the laws of any state of, Mexico upon lines of railroad owned or operated by the Company, any Affiliate of the Company, such lessee or by a railroad company or companies organized under the Federal laws of, or laws of any state of, the United States, organized under the federal laws of, or the laws of any province of, Canada or organized under the federal laws of, or the laws of any state of, Mexico, over which the Company, such Affiliate of the Company, such lessee or such railroad company or companies has trackage or other operating rights, and upon lines of railroad of connecting and other carriers in the usual interchange of traffic or pursuant to through or run-through service agreements. Each lease shall be consistent with and subject and subordinate to the Lien of the Indenture (excluding the duration of the lease term, which term may expire after the final Maturity Date of the Equipment Notes).  No lease shall in any way discharge or diminish any of the Company’s obligations under the Equipment Notes or the Indenture, and the Company shall remain primarily liable hereunder for the performance of all the terms, conditions and provisions of the Indenture to the same extent as if such lease had not been entered into, and the Company’s liability and obligation hereunder shall be and remain those of a principal and not a surety.  Nothing in this paragraph shall be deemed to constitute permission to any Person in possession of any Item of Equipment pursuant to any such lease to take any action inconsistent with the terms and provisions of the Indenture.

An assignment or transfer to a railroad company or other purchaser that shall acquire, directly or indirectly, all or substantially all the lines of railroad of the Company, and that, by execution of an appropriate instrument satisfactory to the Trustee, shall assume and agree to perform each and all of the obligations and covenants of the Company contained in the Indenture, shall not be deemed a breach of this covenant.

Section 5.4 Release and Replacement of Equipment; Replacement Funds.  Any Items of Equipment that shall have become worn out or unsuitable in any respect for the use of the Company in the good faith opinion of a responsible Officer of the Company may be released from the Lien of the Indenture, and the Trustee will enter into a supplemental indenture to release any such Items of Equipment from the Lien of the Indenture upon the filing with it of a Company Request and an Officers’ Certificate which shall describe such Items of Equipment, shall state that they have become worn out or unsuitable for the use of the Company, shall state the selling price thereof, and shall specify the Equipment Groups to which such Items of Equipment belong.  No such release shall be made unless and until the Company shall have, on or prior to the Interest Payment Date next succeeding the delivery of such Officers’ Certificate (or, if the next Interest Payment Date shall be less than 60 days from such delivery, on the second succeeding Interest Payment Date) either (i) paid to the Trustee an amount in cash equal to the amount required to redeem that portion of the Equipment Notes that may be redeemable on account of such Equipment becoming worn out or unsuitable for use on such Interest Payment Date pursuant to Section 4.1(a) hereof, or (ii) subject to the Lien of the Indenture Replacement Units in accordance with all of the conditions for replacement set forth in Section 5.2(b)(ii).  Any moneys paid to the Trustee pursuant to this Section 5.4 or Section 5.2 hereof (such moneys being herein called “Replacement Funds”) shall be received and held by the Trustee in trust hereunder pending delivery of Replacement Units, or redemption of Equipment Notes on the applicable Interest Payment Date pursuant to Article Four hereof, and may be invested and reinvested as provided in Section 7.3 hereof.  Upon the filing with the Trustee of a Company Request and an Officers’ Certificate which shall specify the kind and number of Replacement Units to be added hereunder and the Equipment Group to which such Items of Equipment belong or the principal amount of Equipment Notes to be redeemed, or both, such moneys shall be applied by the Trustee to:

(a)    reimburse the Company for Replacement Units to be added hereunder, upon receipt by the Trustee of certificates, invoices, bills of sale and Opinions of Counsel, and satisfaction of all other conditions for replacement, all in like manner as is provided in Section 5.2(b)(ii) hereof, or

(b)    redeem such Equipment Notes as provided in Article Four hereof.

Upon compliance with the provisions of this Section 5.4 with respect to any Item of Equipment having been declared worn out or unsuitable for use, the Trustee shall, in accordance with Section 3.10 hereof, release from the Lien of this Indenture such Item of Equipment, and the Trustee shall execute and deliver all documents reasonably requested by the Company to effect and evidence such release.

Section 5.5 Insurance.

(a)    Coverages.  The Company will, at its own expense, cause to be carried and maintained such insurance in such amounts, against such risks, with such insurance companies and with such terms (including co-insurance, deductibles, limits of liability and loss payment provisions) as are customary under the Company’s risk management program and that do not discriminate among the Items of Equipment, including: (i) all risk property insurance in respect of the Items of Equipment and (ii) public liability insurance against loss or damage for third-party personal injury, death or property damage suffered upon, in or about any premises occupied by the Company or occurring as a result of the use, maintenance or operation of the Items of Equipment, both insurances with such insurance companies of recognized responsibility or insurance companies that maintain reinsurance policies with reinsurers of recognized responsibility; provided, however, that the Company may self-insure with respect to any or all of the above if customary under such risk management program.  Such coverage may provide for deductible amounts as are customary under the Company’s risk management program.  Notwithstanding the foregoing, all insurance coverage (including, without limitation, self-insurance) with respect to the Items of Equipment required under this Second Supplemental Indenture shall be comparable to, and no less favorable than, insurance coverage applicable to equipment owned or leased by the Company which is comparable to the Equipment.  The Company shall, at its own expense, be entitled to make all proofs of loss and take all other steps necessary to collect the proceeds of such insurance.

(b)    Required Insurance Terms.  All policies of insurance maintained pursuant to Section 5.5(a) shall: (i) name the Trustee as additional insured, (ii) provide that the insurers waive any right of subrogation against the Trustee, and (iii) require thirty (30) days’ prior notice of cancellation or lapse or material change in coverage to the Trustee.

(c)    Proceeds of Insurance.  The entire proceeds of any property or casualty insurance or third-party payments for damages or a Casualty Occurrence with respect to any Item of Equipment (including any Association of American Railroads interline settlements) received by the Trustee shall be promptly paid over to, and retained by, the Company.

(d)    Additional Insurance.  At any time the Trustee may but shall not be required to at its own expense carry insurance with respect to its interest in the Equipment, provided that such insurance does not interfere with the Company’s ability to insure the units as required by this Section 5.5 or adversely affect the Company’s insurance or the cost thereof, it being understood that all salvage rights to each Item of Equipment and all primary subrogation rights shall remain with the Company’s insurers at all times. Any insurance payments received from policies maintained by the Trustee pursuant to the previous sentence shall be retained by the Trustee without reducing or otherwise affecting the Company’s obligations hereunder.

(e)    Insurance Documentation.  The Trustee may, but not more than once in any twelve-month period, request from the Company and the Company shall promptly thereafter furnish to the Trustee an Officers’ Certificate setting forth all insurance maintained by the Company pursuant to this Section 5.5 and describing such policies, if any, including the amounts of coverage, any deductible amounts, the names of the insurance providers and a general description of each such policy’s terms.

Section 5.6 Entitlement to §1168 Benefits.  It is the intent of the parties that the Trustee shall be entitled to the benefits of Section 1168 of the Bankruptcy Code with respect to the right to repossess any Item of Equipment and to enforce any of its other rights or remedies as provided herein during any period in which and for as long as the Company shall be a debtor in a case under the Bankruptcy Code, and in any circumstances where more than one construction of the terms and conditions of the Indenture is possible, a construction which would preserve such benefits shall control over any construction which would not preserve such benefits or would render them doubtful.  To the extent consistent with the provisions of Section 1168 of the Bankruptcy Code or any analogous section of the Bankruptcy Code or other Applicable Laws, it is hereby expressly agreed and provided that, notwithstanding any other provision of the Bankruptcy Code, any right of the Trustee to take possession of any Item of Equipment and to enforce any of its other rights or remedies in compliance with the provisions of this Second Supplemental Indenture shall not be affected by the provisions of Section 362 or 363 of the Bankruptcy Code or any analogous provision of any superseding statute or any power of a bankruptcy court to enjoin such undertaking or possession.

Section 5.7 Liens.  The Company shall not, directly or indirectly, create, incur, assume, permit, or suffer to exist any Lien on or with respect to any Item of Equipment or any other portion of the Indenture Estate, title thereto or any interest therein except (a) the rights of the Trustee as provided in the Indenture, (b) Liens for taxes either not yet due and payable or being contested in good faith by appropriate proceedings, (c) materialmen’s, mechanics’, workmen’s, repairmen’s, employees’ or other like Liens arising in the ordinary course of business for payment of which is either not yet delinquent or is being contested in good faith by appropriate proceedings, (d) Liens (other than Liens for taxes) arising out of judgments or awards against the Company with respect to which an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate reserves have been provided or other appropriate provisions have been made and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review, and (e) salvage or similar rights of insurers under insurance policies maintained pursuant to Section 5.5 hereof.  The Company will promptly, at its own expense, take such action as may be necessary by bonding or otherwise duly to discharge any such Lien not excepted above if the same shall arise at any time.

Section 5.8 Filings and Opinions.

(a)    On or prior to the Closing Date, the Company will cause this Second Supplemental Indenture and all existing and executed supplements hereto or appropriate evidence thereof (which may include a Memorandum of Supplemental Indenture, if required) to be duly filed and recorded with the STB pursuant to 49 U.S.C. §11301 and deposited in the office of the Registrar General of Canada pursuant to Section 105 of the Canada Transportation Act.  The Company will furnish to the Trustee evidence of such filing and recordation.

(b)    The Company agrees to record and file in accordance with the terms of this Second Supplemental Indenture, at its own expense, financing statements (and continuation statements when applicable) with respect to the Indenture Estate now existing or hereafter created meeting the requirements, if any, of Applicable Laws in such manner and in such jurisdictions as are necessary to perfect and maintain the perfection of the Lien created hereunder in the Indenture Estate, and to promptly deliver a filed stamped copy of each such financing statement or other evidence of filing or recordation to the Trustee.

(c)    The Company shall deliver to the Trustee (i) promptly after the execution and delivery of the Indenture, an Opinion of Counsel or Opinions of Counsel either stating that in the opinion of such counsel the Indenture has been properly recorded and filed (including, to the extent required, with the STB pursuant to 49 U.S.C. §11301 or with the Registrar General of Canada pursuant to Section 105 of the Canada Transportation Act) so as to make effective the Lien of the Indenture, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such Lien effective; and (ii) at least annually after the execution and delivery of the Indenture, an Opinion of Counsel or Opinions of Counsel either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, rerecording and refiling of the Indenture (including, to the extent required, with the STB pursuant to 49 U.S.C. §11301 or with the Registrar General of Canada pursuant to Section 105 of the Canada Transportation Act) as is necessary to maintain the Lien of the  Indenture, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such Lien.

(d)    If at any time Mexico, one or more states in Mexico, or any of the Canadian provinces establishes a state or provincial or other system for filing and perfecting the security interests of entities such as the Trustee in the Items of Equipment, at the time that the Company takes such action with respect to other equipment similar to the Items of Equipment and also upon the request of the Trustee (given at the request of the Holders of a majority in principal amount of the Outstanding Equipment Notes), the Company shall cause the Operative Document to be recorded with or under such system and shall cause all other filings and recordings and all such other action required under such system to be effected and taken, in order to perfect and protect the right, title and interests of the Trustee in the Indenture Estate.

Section 5.9 Consolidation, Merger, Conveyance, Transfer or Lease.  The following provisions shall apply with respect to the Equipment Notes in lieu of Section 801 of the Base Indenture.

The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

(a)    the successor entity is a “railroad” (as defined in section 101(44) of the Bankruptcy Code) to the extent necessary to entitle the Trustee to the benefits of section 1168 of the Bankruptcy Code with respect to the Items of Equipment;

(b)    in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquired by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety shall be a legal entity organized and existing under the laws of any domestic or foreign jurisdiction, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest, if any, on all the Equipment Notes and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

(c)    immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

(d)    the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture, if any, comply with this Section 5.9 and that all conditions precedent herein provided for relating to such transaction have been complied with.

ARTICLE SIX

EVENTS OF DEFAULT; REMEDIES

Section 6.1 Events of Default.  The following shall constitute “Events of Default” with respect to the Equipment Notes in lieu of those set forth in Section 501(1) through (7) of the Base Indenture:

(1)    default by the Company in making any payment when due of any principal of or interest or premium on any Equipment Note, and the continuance of such default unremedied for 10 Business Days after the same shall have become due and payable (the Trustee shall provide the Company with written notice of any such failure under this paragraph (1); provided that the giving of such notice by the Trustee shall not be a condition to the start of the ten (10) Business Days period referred to in this paragraph (1), and the failure or delay in giving such notice shall not affect the occurrence of an Event of Default under this paragraph or the exercise of any right or remedy and the Trustee shall not incur any liability nor be in breach hereunder for failure or delay in giving such notice); or

(2)    the Company shall fail to make any other payment required to be made under the Indenture after the same shall have become due and such failure shall continue unremedied for a period of thirty (30) days after receipt by the Company of written notice of such failure from the Trustee; or

(3)    the Company shall operate any Item of Equipment in service when public liability insurance required by Section 5.5 hereof, if any, with respect to such unit shall fail to be in effect and such failure shall continue for a period of thirty (30) days following the date of the lapse of any such public liability insurance; or

(4)    the Company shall make any unauthorized transfer or lease of any of the Equipment, or, except as herein authorized, shall part with the possession of any of the Equipment, and shall fail or refuse either to cause such transfer or lease to be cancelled by agreement of all parties having any interest therein and recover possession of such Equipment within thirty (30) days after the Trustee shall have demanded in writing such cancellation and recovery of possession, or within said thirty (30) days to deposit with the Trustee a sum in cash equal to the Fair Value, as of the date of such unauthorized action, of the Equipment so transferred or leased or the possession of which shall have been parted with otherwise than as herein authorized (any sum so deposited to be returned to the Company upon the cancellation of such transfer or lease and the recovery of possession by the Company of such Equipment); or

(5)    default in the performance, or breach, of any covenant or warranty of the Company in this Indenture or any Equipment Note (other than a covenant or warranty for which the consequences of breach or nonperformance are addressed elsewhere in this Section 6.1), and continuance of such default or breach for a period of ninety (90) days after there has been given to the Company a written notice by the Trustee; provided that, other than a breach of the covenant specified in Section 5.7, if such default is capable of being remedied, no such default shall constitute an Event of Default hereunder for a period of three hundred sixty-five (365) days after receipt of such notice so long as the Company is diligently proceeding to remedy such failure; or

(6)    the Company or Guarantor pursuant to or under or within the meaning of any Bankruptcy Law:

(a)    commences a voluntary case or proceeding;

(b)    consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(c)    consents to the appointment of a Custodian of it or for any substantial part of its property;

(d)    makes a general assignment for the benefit of its creditors;

(e)    files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(f)    consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

(7)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)    is for relief against the Company or Guarantor in an involuntary case or proceeding, or adjudicates the Company or Guarantor insolvent or bankrupt;

(b)    appoints a Custodian of the Company or Guarantor or for any substantial part of its property; or

(c)    orders the winding up or liquidation of the Company or Guarantor; and the order or decree remains unstayed and in effect for 90 days; or

(8)    subject to Section 9.6 hereof, the Guarantee shall not be in full force and effect (or any responsible officer of the Guarantor denies that the Guarantor has any further liability under the Guarantee or gives notice to such effect).

“Bankruptcy Law” means the Bankruptcy Code, or any similar Federal or state law for the relief of debtors.

Notwithstanding anything to the contrary contained in this Indenture, any failure of the Company to perform or observe any covenant or agreement herein (other than any of the Company’s obligations to pay principal, premium and interest, if any, on the Equipment Notes) shall not constitute an Event of Default if such failure is caused solely by reason of an event referred to in the definition of “Casualty Occurrence” so long as the Company is continuing to comply with the applicable terms of Section 5.2(b) hereof.

Section 6.2 Application of Money Collected.  The following provisions shall apply with respect to the Equipment Notes in lieu of Section 506 of the Base Indenture:

(a)    All payments received and amounts realized by the Trustee after an Event of Default shall have occurred and be continuing and after the Equipment Notes shall have been accelerated pursuant to Section 502 of the Base Indenture or the Trustee has elected to foreclose or otherwise enforce its rights under the Indenture (including any amounts realized by the Trustee from the exercise of any remedies pursuant to Article Five of the Base Indenture or Article Six hereof), as well as all payments or amounts then held or thereafter received by the Trustee as part of the Indenture Estate while such Event of Default shall be continuing, shall be distributed forthwith by the Trustee in the following order of priority:  first, so much of such payments or amounts as shall be required to pay or reimburse the Trustee for any unpaid fees for its services under this Indenture and any tax, liability, expense (including reasonable attorneys’ and agents’ fees) or other loss incurred by the Trustee (to the extent reimbursable and not previously reimbursed and to the extent reasonably incurred in connection with its duties as Trustee) shall be distributed to the Trustee; second, so much of such payments or amounts as shall be required to reimburse the Holders of the Equipment Notes for payments made by them to the Trustee pursuant to Article Six of the Base Indenture (to the extent not previously reimbursed), shall be distributed to such Holders of the Equipment Notes, without priority of one over the other, in accordance with the amount of the payment or payments made by, or payable to, each such Holder; third, so much of such payments or amounts as shall be required to pay in full the aggregate unpaid principal amount of all Equipment Notes, plus the accrued but unpaid interest thereon to the date of distribution, shall be distributed to the Holders of the Equipment Notes, and in case the aggregate amount so to be distributed shall be insufficient to pay in full the aforesaid amounts, then, ratably, without priority of one over another, in the proportion that the aggregate unpaid principal amount of all Equipment Notes held by each such Holder, plus the accrued but unpaid interest thereon to the date of distribution, bears to the aggregate unpaid principal amount of all Equipment Notes, plus the accrued but unpaid interest thereon to the date of distribution.

After all such payments shall have been made in full, the title to any of the Equipment remaining unsold shall be conveyed by the Trustee to the Company free from any further liabilities or obligations to the Trustee hereunder.  If after applying all such sums of money realized by the Trustee as aforesaid there shall remain any amount due to the Trustee under the provisions hereof, the Company shall pay the amount of such deficit to the Trustee. If after applying as aforesaid the sums of money realized by the Trustee there shall remain a surplus in the possession of the Trustee, such surplus shall be paid to the Company.

(b)    If an Event of Default shall have occurred and be continuing, the Trustee shall not make any distribution to the Company but shall hold amounts otherwise distributable to the Company as collateral security for the obligations secured hereby until such time as no Event of Default shall be continuing hereunder or such amounts are applied pursuant to Section 6.2(a).

Section 6.3 Remedies with Respect to Indenture Estate.

(a)    If an Event of Default described in Section 6.1(6) or (7) hereof shall have occurred and be continuing, the unpaid principal amount of all Equipment Notes then outstanding, together with all accrued and unpaid interest thereon and all other amounts due thereunder, shall immediately become due and payable, without any notice or action by the Trustee or any Holder of Equipment Notes.

(b)    If an Event of Default shall have occurred and be continuing, and the Equipment Notes shall have been accelerated (and such acceleration shall not have been rescinded) pursuant to Section 502 of the Base Indenture or Section 6.3(a) hereof, then and in every such case the Trustee shall be entitled to exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to Article Five of the Base Indenture and Article Six hereof and may recover judgment in its own name as Trustee against the Company and Indenture Estate and may take possession of all or any part of the Indenture Estate, and may exclude the Company and all persons claiming under the Company wholly or partly therefrom.

(c)    The Trustee may, if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, either with or without taking possession, and either before or after taking possession, and without instituting any legal proceedings whatsoever, and having first given written notice of such sale to the Company at least thirty (30) days prior to the date of such sale or the date on which the Trustee enters into a binding contract for a private sale, and any other notice which may be required by law, sell and dispose of the Indenture Estate, or any part thereof, or interest therein, at public auction to the highest bidder or at private sale in one lot as an entirety or in separate lots, and either for cash or on credit and on such terms as the Trustee may determine, and at any place (whether or not it be the location of the Indenture Estate or any part thereof) and time designated in the notice above referred to.  Any such public sale or sales may be adjourned from time to time by announcement at the time and place appointed for such sale or sales, or for any such adjourned sale or sales, without further notice, and the Trustee or the Holder or Holders of any Equipment Notes, or any interest therein, may bid and become the purchaser at any such public sale.  The Trustee may exercise such right without possession or production of the Equipment Notes or proof of ownership thereof, and as representative of the Holders may exercise such right without including the Holders as parties to any suit or proceeding relating to foreclosure of any property in the Indenture Estate.  The Company hereby irrevocably constitutes the Trustee the true and lawful attorney-in-fact of the Company (in the name of the Company or otherwise) for the purpose of effecting any sale, assignment, transfer or delivery for enforcement of the Lien of the Indenture, whether pursuant to foreclosure or power of sale or otherwise, to execute and deliver all such bills of sale, assignments and other instruments as the Trustee may consider necessary or appropriate, with full power of substitution, the Company hereby ratifying and confirming all that such attorney or any substitute shall lawfully do by virtue hereof.  Nevertheless, if so requested by the Trustee or any purchaser, the Company shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Trustee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

(d)    The Company agrees, to the fullest extent that it lawfully may, that, in case one or more of the Events of Default shall have occurred and be continuing, then, in every such case, the Trustee may take possession of all or any part of the Indenture Estate and may exclude the Company and all persons claiming under any of them wholly or partly therefrom.  At the request of the Trustee, the Company shall promptly execute and deliver to the Trustee such instruments of title and other documents as the Trustee may deem necessary or advisable to enable the Trustee or an agent or representative designated by the Trustee, at such time or times and place or places as the Trustee may specify, to obtain possession of all or any part of the Indenture Estate.  If the Company shall fail for any reason to execute and deliver such instruments and documents to the Trustee, the Trustee may pursue all or part of the Indenture Estate wherever it may be found and may enter any of the premises of the Company wherever the Indenture Estate may be or be supposed to be and search for the Indenture Estate and take possession of and remove the Indenture Estate.  Upon every such taking of possession, the Trustee may, from time to time, at the expense of the Indenture Estate, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to any of the Indenture Estate, as it may deem proper or as it may otherwise be directed to do so by the Holders of a majority in principal amount of the Outstanding Equipment Notes.  In each such case, the Trustee shall have the right to use, operate, store, control or manage the Indenture Estate, and to carry on the business and to exercise all rights and powers of the Company relating to the Indenture Estate, including the right to enter into any and all such agreements with respect to the maintenance, operation, leasing or storage of the Indenture Estate or any part thereof; and the Trustee shall be entitled to collect and receive all tolls, rents, revenues, issues, income, products and profits of the Indenture Estate and every part thereof, without prejudice, however, to the right of the Trustee under any provision of this Indenture to collect and receive all cash held by, or required to be deposited with, the Trustee hereunder.  Such tolls, rents, revenues, issues, income, products and profits shall be applied to pay the expenses of holding and operating the Indenture Estate and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Indenture Estate or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Company), and all other payments which the Trustee may be required or authorized to make under any provision of this Indenture, as well as just and reasonable compensation for the services of the Trustee, and of all persons properly engaged and employed by the Trustee, including the reasonable expenses of the Trustee.  Any action by the Trustee pursuant to this Section 6.3(d) will in all respects be subject to compliance with any mandatory legal requirements applicable to any such action.

(e)    If an Event of Default occurs and is continuing and the Trustee shall have obtained possession of an Item of Equipment, the Trustee shall not be obligated to cause any Person to use or operate such Item of Equipment or cause such Item of Equipment to be used or operated directly or indirectly by itself or through agents or other representatives or to lease, license or otherwise permit or provide for the use or operation of such Item of Equipment by any other Person unless (i) the Trustee, as directed by the Holders of a majority in principal amount of the Outstanding Equipment Notes, shall have been able to obtain insurance in kinds, at rates and in amounts satisfactory to the Holders of a majority in principal amount of the Outstanding Equipment Notes to protect the Indenture Estate and the Trustee, as trustee and individually, against any and all liability for loss or damage to such Item of Equipment and for public liability and property damage resulting from use or operation of such Item of Equipment and (ii) funds are available in the Indenture Estate to pay for all such insurance or, in lieu of such insurance, the Trustee is furnished with indemnification from the holders of the Equipment Notes or any other Person upon terms and in amounts satisfactory to the Trustee in its discretion to protect the Indenture Estate and the Trustee, as trustee and individually, against any and all such liabilities.

(f)    If an Event of Default shall occur and be continuing, the Trustee may proceed to protect and enforce the Indenture and the Equipment Notes by suits or proceedings in equity, at law or in bankruptcy, and whether for specific performance of any covenant or agreement or in execution or aid of any power herein granted, or for foreclosure hereunder, or the appointment of a receiver or receivers for the Indenture Estate or any part thereof, or for the recovery of a judgment for the indebtedness secured hereby, or the enforcement of any other legal or equitable remedy available to a mortgagee or a secured party under the Uniform Commercial Code of the relevant jurisdiction or any other Applicable Laws.

Section 6.4 Company to Deliver Equipment to Trustee.  In case the Trustee shall demand possession of the Equipment pursuant to the provisions hereof and shall reasonably designate a point or points upon the railroad of the Company or of any Affiliate or lessee for the delivery of the Equipment to it, the Company shall, at its own expense forthwith and in the usual manner, cause the Equipment to be moved to such point or points on such railroads as shall be designated by the Trustee and shall there deliver or cause to be delivered the same to the Trustee, or the Trustee may at its option keep the Equipment on any of the lines of railroad or premises of the Company or of any Affiliate or lessee until the Trustee shall have leased, sold or otherwise disposed of the same, and for such purpose the Company agrees to furnish, without charge for rent or storage, the necessary facilities at any convenient point or points reasonably selected by the Trustee. It is hereby expressly covenanted and agreed that the performance of this covenant is of the essence of the Indenture and that, upon application to any court having jurisdiction in the premises, the Trustee shall be entitled to a decree against the Company requiring the specific performance thereof.

ARTICLE SEVEN

TRUSTEE

Section 7.1 No Representations or Warranties as to the Items of Equipment or Documents.  THE TRUSTEE NEITHER MAKES NOR SHALL BE DEEMED TO HAVE MADE (i) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF THE ITEMS OF EQUIPMENT OR AS TO THE TITLE THERETO, OR ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE ITEMS OF EQUIPMENT WHATSOEVER, or (ii) any representation or warranty as to the validity, legality or enforceability of the Indenture, the Equipment Notes, or any supplemental indenture or any other document or instrument or as to the correctness of any statement contained in any thereof (except as to the representations and warranties made by the Trustee herein).

Section 7.2 Limitation on Duty of Trustee in Respect of Indenture Estate.

(a)    Except as otherwise provided in the Indenture, the Trustee shall have no duty as to any Indenture Estate in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Indenture Estate.

(b)    The Trustee shall not be responsible for (i) the existence, genuineness or value of any of the Indenture Estate or for the validity, perfection, priority or enforceability of the Liens in any of the Indenture Estate, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee, (ii) for the validity or sufficiency of the Indenture Estate or any agreement or assignment contained therein, (iii) for the validity of the title of the Company to the Indenture Estate, (iv) for insuring the Indenture Estate or (v) for the payment of taxes, charges, assessments or Liens upon the Indenture Estate or otherwise as to the maintenance of the Indenture Estate.

Section 7.3 Money Held in Trust.  The following provisions shall apply with respect to the Equipment Notes in lieu of Section 606 of the Base Indenture:

(a)    Except as provided in Section 403 and Section 1003 of the Base Indenture or as provided in paragraph (b) below, money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law and shall be held uninvested.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

(b)    Any amounts held by the Trustee pursuant to the express terms of the Indenture and not required to be distributed as herein provided shall be invested and reinvested by the Trustee from time to time in Specified Investments at the written direction and at the risk and expense of the Company, except that in the absence of any such direction or after an Event of Default shall have occurred and be continuing, such amounts shall be so invested by the Trustee in Specified Investments of the type specified in clause (f) of the definition thereof, except as provided below, and the Trustee shall hold any such Specified Investments until maturity.  Any net income or gain realized as a result of any such investments shall be held as part of the Indenture Estate and shall be applied by the Trustee at the same times, on the same conditions and in the same manner as the amounts in respect of which such income or gain was realized are required to be distributed in accordance with the provisions hereof pursuant to which such amounts were required to be held and if no Event of Default shall have occurred and be continuing any excess shall be paid to the Company upon its request.  Any such Specified Investments may be sold or otherwise reduced to cash (without regard to maturity date) by the Trustee whenever necessary to make any application as required by such provision.  The Trustee shall have no liability for any loss of principal, interest, or any penalty or breakage fee resulting from any such investment other than by reason of the willful misconduct, bad faith or negligence of the Trustee.

ARTICLE EIGHT

SUPPLEMENTS AND AMENDMENTS

Section 8.1 Supplemental Indentures Without Consent of Holders.  In addition to the purposes set forth in Section 901(1) through 901(13) of the Base Indenture, without the consent of any Holder of Equipment Notes, the Company (when authorized by or pursuant to a Board Resolution), Guarantor and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for the purpose of correcting or amplifying the description of any property at any time subject to the Lien of the Indenture or better to assure, convey and confirm unto the Trustee any property subject or required to be subject to the Lien of the Indenture or to subject to the Lien of the Indenture any Item of Equipment in accordance with the provisions of the Indenture; provided, however, that any supplemental indenture entered into for the purpose of subjecting to the Lien of the Indenture any Item of Equipment need only be executed by the Company.

Section 8.2 Supplemental Indentures with Consent of Holders.   In addition to the items set forth in Section 902(1) through 902(6) of the Base Indenture, no supplemental indenture hereto or to the Base Indenture shall create any Lien with respect to the Indenture Estate ranking prior to, or on a parity with, the security interest created by the Indenture except such as permitted by the Indenture, or deprive any Holder of an Equipment Note of the benefit of the Lien on the Indenture Estate created by the Indenture.

ARTICLE NINE

GUARANTEE

Section 9.1 Guarantee.

Subject to the provisions of this Article Nine, the Guarantor hereby fully, unconditionally and irrevocably guarantees on a senior unsecured basis to each Holder of the Equipment Notes and to the Trustee on behalf of the Holders of the Equipment Notes, the full and punctual payment (whether at maturity, upon redemption, or otherwise) of the principal of, any premium and interest on the Equipment Notes in accordance with the terms of such Equipment Notes and the Indenture.  Upon failure by the Company to pay punctually any such amount with respect to the Equipment Notes, the Guarantor shall forthwith on demand pay the amount not so paid with respect to such Equipment Notes at the place and in the manner specified in this Second Supplemental Indenture.  Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Equipment Note or the debt evidenced thereby and all demands whatsoever, and covenants that its Guarantee will not be discharged as to any such Equipment Notes except by payment in full of the principal of, any premium and interest on such Equipment Notes in accordance with the terms of such Equipment Notes and the Indenture or by discharge and/or defeasance pursuant to Section 401 or 402(2) of the Base Indenture, as applicable; provided, however, for the avoidance of doubt, the Guarantor shall be entitled to assert the same defenses, rights and remedies on its own behalf as otherwise would be available to the Company.  The maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five of the Base Indenture and Article Six hereof for the purposes of this Article Nine.  In the event of any declaration of acceleration of such obligations as provided in Article Five of the Base Indenture and Article Six hereof which is not thereafter rescinded or annulled or otherwise waived pursuant to this Indenture or the Equipment Notes, such obligations (whether or not due and payable) shall forthwith become due and payable by Guarantor for the purpose of this Article Nine, for so long as such declaration of acceleration with respect to the Equipment Notes has not been rescinded or annulled or such default has not been waived.

If the Trustee or the Holder of any Equipment Note is required by any court or otherwise to return to the Company or Guarantor, or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to the Company or Guarantor, any amount paid to the Trustee or such Holder in respect of an Equipment Note, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect with respect to such Equipment Notes.  Guarantor further agrees, to the fullest extent that it may lawfully do so, that, as between it, on the one hand, and the Holders of such Equipment Notes and the Trustee, on the other hand, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five of the Base Indenture and Article Six hereof for the purposes of its Guarantee, notwithstanding any stay, injunction or other prohibition existing under any applicable bankruptcy law preventing such acceleration in respect of the obligations guaranteed hereby.

Guarantor hereby further agrees that its obligations under the Indenture and the Equipment Notes shall be unconditional, regardless of the validity, regularity or enforceability of the Indenture or the Equipment Notes, the absence of any action to enforce the Indenture or the Equipment Notes, any waiver or consent by any Holder of the Equipment Notes with respect to any provisions of the Indenture or the Equipment Notes, any modification or amendment of, or supplement to, the Indenture or the Equipment Notes, the recovery of any judgment against the Company or any action to enforce any such judgment, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a Guarantor; provided, however, for the avoidance of doubt, the Guarantor shall be entitled to assert the same defenses, rights and remedies on its own behalf as otherwise would be available to the Company.

Guarantor hereby irrevocably defers, until the principal of, any premium and interest on the Equipment Notes shall have been paid in full, any claim or other rights which it may now have or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of its obligations under its Guarantee and the Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Holders of such Equipment Notes against the Company or any collateral which any such Holder of such Equipment Notes or the Trustee on behalf of such Holder of such Equipment Notes hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights.  If any amount shall be paid to Guarantor in violation of the preceding sentence and the principal of, any premium and interest on the Equipment Notes shall not have been paid in full, such amount shall be deemed to have been paid to Guarantor for the benefit of, and held in trust for the benefit of, the Holders of such Equipment Notes, and shall forthwith be paid to the Trustee for the benefit of the Holders of such Equipment Notes to be credited and applied upon the principal of, any premium and interest on each of such Equipment Notes.  Guarantor acknowledges that it will receive direct and indirect benefits from the issuance of the Equipment Notes pursuant to the Indenture and that the waivers set forth in this Section 9.1 are knowingly made in contemplation of such benefits.

The Guarantee set forth in this Section 9.1 shall not be valid or become obligatory for any purpose with respect to an Equipment Note until the certificate of authentication on such Equipment Notes shall have been signed by or on behalf of the Trustee.

Section 9.2 Guarantor May Consolidate, etc., Only on Certain Terms.

The Guarantor shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(1)           in case the Guarantor shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Guarantor is merged or the Person which acquired by conveyance, transfer or lease the properties and assets of the Guarantor substantially as an entirety shall be a legal entity organized and existing under the laws of any domestic or foreign jurisdiction, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest, if any, on all the Equipment Notes and the performance of every covenant of the Indenture and the Guarantee set forth herein on the part of the Guarantor to be performed or observed;

(2)           immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

(3)           the Guarantor has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture, if any, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with and that such supplemental indenture constitutes the legal, valid and binding obligation of the Guarantor subject to customary exceptions.

Section 9.3 Successor Person Substituted for Guarantor.

Upon any consolidation or merger by the Guarantor with or into any other Person, or any conveyance, transfer or lease by the Guarantor of its properties and assets substantially as an entirety to any Person in accordance with Section 9.2, the successor Person formed by such consolidation or into which the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under the Indenture with the same effect as if such successor Person had been named as the Guarantor herein; and in the event of any such conveyance, transfer or lease, the Guarantor (which term shall for this purpose mean the Person named as the “Guarantor” in the first paragraph of this Second Supplemental Indenture or any other successor Person which shall become such in the manner described in Section 9.2 hereof) shall be discharged from all obligations and covenants under the Indenture and the Equipment Notes and may be dissolved and liquidated.

Section 9.4 Notice to Trustee.

Guarantor shall give prompt written notice to the Trustee of any fact known to Guarantor which would prohibit the making of any payment to or by the Trustee in respect of its Guarantee pursuant to the provisions of this Article Nine.

Section 9.5 Limitation on Amount of Guarantee.

Notwithstanding anything to the contrary in this Article, Guarantor, and by its acceptance of Equipment Notes, each Holder of Equipment Notes, hereby confirms that it is the intention of all such parties that the Guarantee of Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of other U.S. and non-U.S. law.  To effectuate that intention, the Trustee, the Holders of Equipment Notes and Guarantor hereby irrevocably agree that the obligations of Guarantor under the Guarantee are limited to the maximum amount that would not render Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of other U.S. and non-U.S. law.

Section 9.6 Release of Guarantee.

This Guarantee of Guarantor will terminate and Guarantor shall be released from all of its obligations under this Article Nine (1) upon the defeasance or discharge of the Equipment Notes, as provided in Article Four of the Base Indenture and Section 3.11 hereof, (2) upon the assumption of the Guarantee by a successor Guarantor pursuant to Sections 9.2 and 9.3 hereof, or (3) at such time as the Company is no longer required to file information, documents and other reports with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

Upon delivery by the Company to the Trustee of the Officers’ Certificate and Opinion of Counsel contemplated by Section 401 or 402 of the Base Indenture, the Trustee will in each case execute any documents reasonably required in order to evidence the release of Guarantor from its obligations under the Guarantee.

ARTICLE TEN

MISCELLANEOUS PROVISIONS

Section 10.1 Incorporation of Indenture.  All provisions of this Second Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented by this Second Supplemental Indenture, shall be read, taken and construed as one and the same instrument and shall be binding upon all the Holders of the Equipment Notes.

Section 10.2 Counterparts.  This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.3 Separability Clause.  In case any provision of this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.4 Successors and Assigns.  All covenants and agreements in this Second Supplemental Indenture by the Company, the Guarantor and the Trustee shall bind their respective successors and assigns, whether so expressed or not.

Section 10.5 Benefits of Second Supplemental Indenture.  Nothing in this Second Supplemental Indenture, express or implied, shall give any person, other than the parties hereto and their successors hereunder and the Holders of the Equipment Notes, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.  Except as expressly supplemented or amended as set forth in this Second Supplemental Indenture, the Indenture is hereby ratified and confirmed, and all the terms, provisions and conditions thereof shall be and continue in full force and effect.  The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Second Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Indenture as amended and supplemented by this Second Supplemental Indenture.

Section 10.6 Notices, Etc. to Guarantor.  Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, Guarantor by the Trustee, the Company or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by guaranteed overnight courier to Guarantor addressed to the attention of its Treasurer at the address of its principal or other office at 500 Water Street, 2d Floor, SC C-110, Jacksonville, FL 32202 or at any other address previously furnished in writing to the Trustee by Guarantor or sent by facsimile transmission to 904-366-5176 (with written confirmation of actual receipt from the Guarantor).

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Second Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

CSX TRANSPORTATION, INC., as Issuer

By:	/s/ Carolyn T. Sizemore
Name: Carolyn T. Sizemore
Title: Vice President and Controller

CSX CORPORATION, as Guarantor

By:	/s/ David A. Boor
Name: David A. Boor
Title: Vice President – Tax and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Geraldine Creswell
Name: Geraldine Creswell
Title: Assistant Treasurer

CSX Transportation, Inc. – Second Supplemental Indenture – Signature Page

Schedule A

Equipment

Equipment Group	Year of Delivery	Quantity
Equipment Group 1:	2002	65

Equipment Group 2:	2004	20

Equipment Group 3:	2005	34

Equipment Group 4:	2007	32

Equipment Group 5:	2008	108

Total		259

Sch. A-1

Road Numbers of Items of Equipment

Equipment Group 1	Equipment Group 2	Equipment Group 3	Equipment Group 4	Equipment Group 5
CSXT5121	CSXT4776	CSXT5221	CSXT0760	CSXT0792
CSXT5122	CSXT4777	CSXT5222	CSXT0761	CSXT0793
CSXT0557	CSXT4778	CSXT5223	CSXT0762	CSXT0794
CSXT0558	CSXT4779	CSXT5224	CSXT0763	CSXT0795
CSXT0559	CSXT4780	CSXT5225	CSXT0764	CSXT0796
CSXT0560	CSXT4781	CSXT5226	CSXT0765	CSXT0797
CSXT0561	CSXT4782	CSXT5227	CSXT0766	CSXT0798
CSXT0562	CSXT4783	CSXT5228	CSXT0767	CSXT0799
CSXT0563	CSXT4784	CSXT5229	CSXT0768	CSXT0800
CSXT0564	CSXT4785	CSXT5230	CSXT0769	CSXT0801
CSXT0565	CSXT4786	CSXT5231	CSXT0770	CSXT0802
CSXT0566	CSXT4787	CSXT5232	CSXT0771	CSXT0803
CSXT0567	CSXT4775	CSXT5233	CSXT0772	CSXT0804
CSXT0568	CSXT4768	CSXT5234	CSXT0773	CSXT0805
CSXT0569	CSXT4769	CSXT5235	CSXT0775	CSXT0806
CSXT0570	CSXT4770	CSXT5236	CSXT0776	CSXT0807
CSXT0571	CSXT4771	CSXT5237	CSXT0777	CSXT0808
CSXT0572	CSXT4772	CSXT5238	CSXT0778	CSXT0809
CSXT0573	CSXT4773	CSXT5239	CSXT0779	CSXT0810
CSXT0574	CSXT4774	CSXT5240	CSXT0780	CSXT0811
CSXT0575		CSXT5241	CSXT0781	CSXT0812
CSXT0576		CSXT5242	CSXT0782	CSXT0813
CSXT0577		CSXT5243	CSXT0783	CSXT0814
CSXT0578		CSXT5244	CSXT0784	CSXT0815
CSXT0579		CSXT5245	CSXT0785	CSXT0816
CSXT0580		CSXT5246	CSXT0787	CSXT0817
CSXT0581		CSXT5247	CSXT0788	CSXT0818
CSXT0582		CSXT5248	CSXT0789	CSXT0819
CSXT0583		CSXT5249	CSXT0790	CSXT0820
CSXT0584		CSXT5250	CSXT0791	CSXT0821
CSXT0585		CSXT5251	CSXT0774	CSXT0822
CSXT0586		CSXT5252	CSXT0786	CSXT0823
CSXT0587		CSXT5253		CSXT0824
CSXT0588		CSXT5254		CSXT0825
CSXT0589				CSXT0826
CSXT0590				CSXT0827
CSXT0591				CSXT0828
CSXT0592				CSXT0829
CSXT0593				CSXT0830
CSXT0594				CSXT0831
CSXT0595				CSXT0832
CSXT0596				CSXT0833
CSXT0597				CSXT0834
CSXT0598				CSXT0835
CSXT0599				CSXT0836
CSXT5101				CSXT0837
CSXT5102				CSXT0838
CSXT5103				CSXT0839
CSXT5104				CSXT0840
CSXT5105				CSXT0841
CSXT5106				CSXT0842
CSXT5107				CSXT0843
CSXT5108				CSXT0844

Sch. A-2

Equipment Group 1	Equipment Group 2	Equipment Group 3	Equipment Group 4	Equipment Group 5
CSXT5109				CSXT0845
CSXT5110				CSXT0846
CSXT5111				CSXT0847
CSXT5112				CSXT0848
CSXT5113				CSXT0849
CSXT5114				CSXT0850
CSXT5115				CSXT0851
CSXT5116				CSXT0852
CSXT5117				CSXT0853
CSXT5118				CSXT0854
CSXT5119				CSXT0855
CSXT5120				CSXT0856
CSXT0857
CSXT0858
CSXT0859
CSXT0860
CSXT0861
CSXT0862
CSXT0863
CSXT0864
CSXT0865
CSXT0866
CSXT0867
CSXT0868
CSXT0869
CSXT0870
CSXT0871
CSXT0872
CSXT0873
CSXT0874
CSXT0875
CSXT0876
CSXT0877
CSXT0878
CSXT0879
CSXT0880
CSXT0881
CSXT0882
CSXT0883
CSXT0884
CSXT0885
CSXT0886
CSXT0887
CSXT0888
CSXT0889
CSXT0890
CSXT0891
CSXT0892
CSXT0893
CSXT0894
CSXT0895
CSXT0896
CSXT0898
CSXT0899
CSXT0897

Sch. A-3

Schedule B

Portion of Scheduled Installments of Principal Attributable to Each Equipment Group as of the Closing Date

Payment Date	Equipment Group 1	Equipment Group 2	Equipment Group 3	Equipment Group 4	Equipment Group 5
April 15, 2009	$3,679,000.00	$904,000.00	$1,486,000.00	$1,718,000.00	$5,871,000.00
October 15, 2009	0.00	0.00	0.00	0.00	0.00
April 15, 2010	3,679,000.00	1,164,000.00	1,486,000.00	1,718,000.00	5,871,000.00
October 15, 2010	0.00	0.00	0.00	0.00	0.00
April 15, 2011	3,679,000.00	1,165,000.00	1,914,000.00	1,718,000.00	5,871,000.00
October 15, 2011	0.00	0.00	0.00	0.00	0.00
April 15, 2012	3,679,000.00	1,165,000.00	1,914,000.00	1,718,000.00	5,870,000.00
October 15, 2012	0.00	0.00	0.00	0.00	0.00
April 15, 2013	3,679,000.00	1,165,000.00	1,914,000.00	2,212,000.00	5,870,000.00
October 15, 2013	0.00	0.00	0.00	0.00	0.00
April 15, 2014	3,679,000.00	1,165,000.00	1,914,000.00	2,213,000.00	7,560,000.00
October 15, 2014	44,152,000.00	16,306,000.00	28,709,000.00	37,617,000.00	136,114,000.00

Total	$66,226,000.00	$23,034,000.00	$39,337,000.00	$48,914,000.00	$173,027,000.00

Sch. B-1

Exhibit A

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

CSX TRANSPORTATION, INC.

$350,538,000

8.375% SECURED EQUIPMENT NOTES DUE 2014

No. 1-A	CUSIP No. 126410 LN7 ISIN No. US126410LN72

This security (the “Security”) is one of a duly authorized issue of securities (herein called the “Securities”) of CSX Transportation, Inc., a Virginia corporation (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), issued and to be issued in one or more series under an indenture, unlimited as to aggregate principal amount, dated as of December 13, 2007 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture (as hereinafter defined)), as supplemented by a Second Supplemental Indenture dated as of October 24, 2008, among the Company, CSX Corporation, a Virginia corporation (the “Guarantor”) and the Trustee (the “Second Supplemental Indenture”) (the Base Indenture, as supplemented by the Second Supplemental Indenture being herein called the “Indenture”) to which indenture reference is hereby made for a statement of the respective rights thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof, which series has been issued in an aggregate principal amount of $350,538,000 (THREE HUNDRED FIFTY MILLION FIVE HUNDRED THIRTY-EIGHT THOUSAND DOLLARS) (as adjusted from time to time in accordance with the terms and provisions hereof and as set forth on Schedule A hereto, the “Principal Amount”) of the Securities of such series, with the dates for the payment of principal and interest (each such date, a “Payment Date”), date of original issuance, and Maturity Date specified herein and bearing interest on said Principal Amount at the interest rate specified herein.

Exh. A-1

The Company, for value received, hereby promises to pay CEDE & CO., or its registered assigns, the principal sum of $350,538,000 (THREE HUNDRED FIFTY MILLION FIVE HUNDRED THIRTY-EIGHT THOUSAND DOLLARS), payable in installments of principal commencing on April 15, 2009, and ending on October 15, 2014, as set forth for each date in Schedule A hereto (as such Schedule A may be replaced from time to time pursuant to Section 4.1 of the Second Supplemental Indenture), and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon from October 24, 2008 or from the most recent Payment Date to which interest has been paid or duly provided for, or, if the date of this Security is a Payment Date to which interest has been paid or duly provided for, then from the date hereof, semiannually in arrears on April 15 and October 15 of each year, commencing April 15, 2009, and at the date of final Maturity at the rate of 8.375% per annum, until the principal hereof is paid or duly made available for payment.  The Company shall pay interest on overdue principal and premium, if any, and (to the extent lawful) interest on overdue installments of interest at the rate per annum borne by the Security.  The interest so payable, and punctually paid or duly provided for, together with the installment of principal, if any, to the extent not in full payment of this Note, and any premium, on any Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Payment Date.  Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or quoted, and upon such notice as may be required by such exchange or system, all as more fully provided in the Indenture.  Notwithstanding the foregoing, interest payable on this Security at the date of final Maturity will be payable to the person to whom principal is payable.

The Indenture Estate is held by the Trustee as security for the Securities of this series.  Reference is hereby made to the Indenture for a statement of the rights of the Holder of, and the nature and extent of the security for, this Security, as well as for a statement of the terms and conditions of the trusts created by the Indenture, to all of which terms and conditions in the Indenture each Holder hereof agrees by its acceptance of this Security.

This Security is exchangeable in whole or from time to time in part for definitive Registered Securities of this series only as provided in this paragraph.  If (x) the Depository with respect to the Securities of this series (the “Depository”) notifies the Company that it is unwilling, unable or ineligible to continue as Depository for this Security or if at any time the Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor Depository is not appointed by the Company within 90 days, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Registered Securities and executes and delivers to the Trustee a Company Order providing that this Security shall be so exchangeable with the registration information necessary to prepare such definitive Registered Securities or (z) there shall have happened and be continuing an Event of Default or any event which, after notice or lapse of time, or both, would become an Event of Default with respect to the Securities of the series of which this Security is a part, this Security or any portion hereof shall, in the case of clause (x) above, be exchanged for definitive Registered Securities of this series, and in the case of clauses (y) and (z) above, be exchangeable for definitive Registered Securities of this series, provided that the definitive Security so issued in exchange for this Security shall be in authorized denominations and be of like tenor and of an equal aggregate principal amount as the portion of the Security to be exchanged, and provided further that, in the case of clauses (y) and (z) above, definitive Registered Securities of this series will be issued in exchange for this Security, or any portion hereof, only if such definitive Registered Securities were requested by written notice to the Security Registrar by or on behalf of a Person who is a beneficial owner of an interest herein given through the Holder hereof.  Any definitive Registered Security of this series issued in exchange for this Security, or any portion hereof, shall be registered in the name or names of such Person or Persons as the Holder hereof shall instruct the Security Registrar.  Except as provided above, owners of beneficial interests in this Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders thereof for any purpose under the Indenture.

Exh. A-2

Any exchange of this Security or portion hereof for one or more definitive Registered Securities of this series will be made at the New York office of the Security Registrar or at the office of any transfer agent designated by the Company for that purpose.  Upon exchange of any portion of this Security for one or more definitive Registered Securities of this series, the Trustee shall endorse Exhibit A of this Security to reflect the reduction of its Principal Amount by an amount equal to the aggregate principal amount of the definitive Registered Securities of this series so issued in exchange, whereupon the Principal Amount hereof shall be reduced for all purposes by the amount so exchanged and noted.  Except as otherwise provided herein or in the Indenture, until exchanged in full for one or more definitive Registered Securities of this series, this Security shall in all respects be subject to and entitled to the same benefits and conditions under the Indenture as a duly authenticated and delivered definitive Registered Security of this series.

The principal and any interest in respect of any portion of this Security payable in respect of a Payment Date or at the Stated Maturity thereof, in each case occurring prior to the exchange of such portion for a definitive Registered Security or Securities of this series, will be paid, as provided herein, to the Holder hereof which will undertake in such circumstances to credit any such principal and interest received by it in respect of this Security to the respective accounts of the Persons who are the beneficial owners of such interests on such Interest Payment Date or at Stated Maturity.  If a definitive Registered Security or Registered Securities of this series are issued in exchange for any portion of this Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, then interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Holder hereof, and the Holder hereof will undertake in such circumstances to credit such interest to the account or accounts of the Persons who were the beneficial owners of such portion of this Security on such Regular Record Date or Special Record Date, as the case may be.

Payment of the principal of and any such interest on this Security will be made at the offices of The Bank of New York Mellon (formerly known as The Bank of New York) as Paying Agent, in the Borough of Manhattan, The City of New York, or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts by check mailed to the registered Holders thereof; provided, however, that at the option of the Holder, payment of interest may be made by wire transfer of immediately available funds to an account of the Person entitled hereto as such account shall be provided to the Security Registrar and shall appear in the Security Register.

The Securities shall be redeemable in accordance with Article Four of the Second Supplemental Indenture.

Exh. A-3

Notice of redemption shall be given as provided in Section 1104 of the Base Indenture and Section 4.3 of the Second Supplemental Indenture; provided, that such notice shall not be required to include the Redemption Price but shall instead include the manner of calculation of the Redemption Price.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Securities or portions thereof called for redemption.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series (including this Security and the interests represented hereby) may be declared due and payable in the manner and with the effect provided in the Indenture.  Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and any interest on the Securities of this series (including this Security and the interests represented hereby) shall terminate.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Company on this Security, upon compliance with certain conditions set forth therein, which provisions shall apply to this Security.

Securities of this series are entitled to the benefits of the Guarantee provided in Article Nine of the Second Supplemental Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby.  The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding on behalf of the Holders of all Securities of such series to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and the Persons who are beneficial owners of interests represented hereby, and of any Security issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) or interest on this Security on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional to pay the principal of (and premium, if any) and interest on this Security at the time, place and rate, and in the coin or currency, herein prescribed.

Exh. A-4

As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of Registered Securities of the series of which this Security is a part may be registered on the Security Register of the Company, upon surrender of such Securities for registration of transfer at the office of the Security Registrar, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder thereof or his attorney duly authorized in writing, and thereupon one or two more new Securities of this Series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange of Securities as provided above, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities of this series of which this Security is a part are issuable only in registered form without coupons, in denominations of $2,000.00 and integral multiples of $1,000.00.  As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

The Securities of this series shall be dated the date of their authentication.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Exh. A-5

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  _____, 20__

CSX TRANSPORTATION, INC.

By:
Name:
Title:

Attest:

________________________________
Assistant Corporate Secretary

STATE OF	)
) ss.:
COUNTY/CITY OF	)

Before me, a Notary Public in and for said State and County/City, personally appeared __________, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the company on behalf of which he acted executed the instrument.

WITNESS my hand and official seal this _____ day of __________, 200___, in the State and County/City aforesaid.

___________________________________________________
Notary Public in and for the State and County/City aforesaid

My commission expires:  ______________________________

Printed Name of Notary Public:

Exh. A-6

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of a series issued under the Indenture described herein.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

Exh. A-7

FORM OF TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Security and all rights thereunder, hereby irrevocably constituting and appointing

____________________________________________ attorney to transfer said Security on the books of the Security Registrar with full power of substitution in the premises.

Date: ___________________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Exh. A-8

SCHEDULE A

Payment Date	Scheduled Principal Repayment	Pool Factor
April 15, 2009	$13,658,000.00	0.96103703
October 15, 2009	0.00	0.96103703
April 15, 2010	13,918,000.00	0.92133235
October 15, 2010	0.00	0.92133235
April 15, 2011	14,347,000.00	0.88040384
October 15, 2011	0.00	0.88040384
April 15, 2012	14,346,000.00	0.83947817
October 15, 2012	0.00	0.83947817
April 15, 2013	14,840,000.00	0.79714325
October 15, 2013	0.00	0.79714325
April 15, 2014	16,531,000.00	0.74998431
October 15, 2014	262,898,000.00	0.00000000

Exh. A-9

EXHIBIT A

Schedule of Exchanges

Exh. A-10

Exhibit B

Form of Memorandum of Supplemental Indenture

MEMORANDUM OF [SECOND]1 SUPPLEMENTAL INDENTURE

dated as of __________    __, 20___

among

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee,

CSX TRANSPORTATION, INC.
as Debtor

and

CSX CORPORATION,
as Guarantor

[1] To be revised as necessary.

Exh. B-1

MEMORANDUM OF [SECOND] SUPPLEMENTAL INDENTURE

THIS MEMORANDUM OF [SECOND] SUPPLEMENTAL INDENTURE is made and entered into as of __________   ___, 20___, by and among THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (the “Trustee”), CSX TRANSPORTATION, INC. (the “Company”), and CSX CORPORATION (the “Guarantor”).

WITNESSETH:

1.    The Trustee and the Company have entered that certain Indenture, dated as of December 13, 2007 (the “Indenture”).

2.    A Memorandum of Indenture with respect to the Indenture was  recorded with the Surface Transportation Board pursuant to 49 U.S.C. §11301 on December 13, 2007 at 7:58 am under Recordation No. 27263.

3.    The Trustee, Company, and Guarantor have entered into that certain [Second] Supplemental Indenture, dated as of __________ __, 20____, relating to the above-described Indenture and extending the Company’s grant of security interest therein and the Guarantor’s guarantee therein to certain locomotives identified on Exhibit A attached hereto.

4.    This Memorandum of [Second] Supplemental Indenture shall be effective as of the date hereof.

5.    This Memorandum of [Second] Supplemental Indenture may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one Memorandum of [Second] Supplemental Indenture.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exh. B-2

IN WITNESS WHEREOF, the parties hereto have executed or caused this Memorandum of [Second] Supplemental Indenture to be executed, under seal, as of the date first above written.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:
Name:
Title:

CSX TRANSPORTATION, INC. as Debtor

By:
Name:
Title:

CSX CORPORATION as Guarantor

By:
Name:
Title:

Exh. B-3

STATE OF FLORIDA	)
) ss.:
COUNTY OF DUVAL	)

On this  ___ day of ____________, 20__, before me appeared _________________________, the person who signed this instrument, who acknowledged that (s)he is the ____________________ of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. and that, being duly authorized, (s)he signed such instrument as a free act on behalf of said corporation.

Notary Public

My commission expires:

_________________________,  ____

Exh. B-4

STATE OF FLORIDA	)
) ss.:
COUNTY OF DUVAL	)

On this  ___ day of _____________, 20__, before me appeared _________________________, the person who signed this instrument, who acknowledged that (s)he is the ____________________________ of CSX TRANSPORTATION, INC. and that, being duly authorized, (s)he signed such instrument as a free act on behalf of said corporation.

Notary Public

My commission expires:

______________________, ____

Exh. B-5

STATE OF FLORIDA	)
) ss.:
COUNTY OF DUVAL	)

On this  ___ day of ________________, 20__, before me appeared _________________________, the person who signed this instrument, who acknowledged that (s)he is the ____________________ of CSX CORPORATION and that, being duly authorized, (s)he signed such instrument as a free act on behalf of said corporation.

Notary Public

My commission expires:

______________________, ____

Exh. B-6

EXHIBIT A
TO MEMORANDUM OF SECOND SUPPLEMENTAL INDENTURE

DESCRIPTION OF LOCOMOTIVES AND REPORTING MARKS

Exh. B-7

Exhibit C

PARTIAL RELEASE

dated as of ________ __, 20__

by

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

PARTIAL RELEASE

THIS PARTIAL RELEASE is made as of ________ ___, 20__, by THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (the “Trustee”).

WITNESSETH:

1.    The Trustee and CSX Transportation, Inc. (the “Company”) have entered (i) that certain Indenture, dated as of December 13, 2007 (the “Indenture”); and (ii) along with CSX Corporation (the “Guarantor”), that certain Second Supplemental Indenture dated as of October 24, 2008 (the “Second Supplemental Indenture”).

2.    A Memorandum of Indenture with respect to the Indenture was  recorded with the Surface Transportation Board pursuant to 49 U.S.C. §11301 on December 13, 2007 at 7:58 am under Recordation No. 27263.

3.    A Memorandum of Second Supplemental Indenture was recorded with the Surface Transportation Board on ______________, 2008 under Recordation No. _____-B.

4.    Pursuant to Section 3.10 of the Second Supplemental Indenture, the Company has requested the Trustee to execute this Partial Release to evidence for the public record the termination of the Indenture and Second Supplemental Indenture with respect to the Locomotives identified in Exhibit A attached hereto.

5.    This Partial Release shall be effective as of the date hereof.

IN WITNESS WHEREOF, the Trustee has executed or caused this Partial Release to be executed, under seal, as of the date first above written.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:
Name:
Title:

STATE OF FLORIDA	)
) ss.:
COUNTY OF DUVAL	)

On this  ___ day of ________, 20__, before me appeared _________________________, the person who signed this instrument, who acknowledged that (s)he is the ____________________ of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. and that, being duly authorized, (s)he signed such instrument as a free act on behalf of said corporation.

Notary Public

My commission expires:

_________________________,  ____

EXHIBIT A
TO PARTIAL RELEASE

DESCRIPTION OF LOCOMOTIVES AND REPORTING MARKS